EXHIBIT 10.1

USTELEMATICS, INC.

SECURITIES PURCHASE AGREEMENT

December 6, 2006

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1 Definitions		1

ARTICLE II PURCHASE AND SALE		6
2.1	Closing	6
2.2	Deliveries	7
2.3	Closing Conditions	8

ARTICLE III REPRESENTATIONS AND WARRANTIES		9
3.1	Representations and Warranties of the Company	9
3.2	Representations and Warranties of the Purchasers	23

ARTICLE IV OTHER AGREEMENTS OF THE PARTIES		25
4.1	Transfer Restrictions	25
4.2	Key Man Life Insurance	26
4.3	Furnishing of Information	26
4.4	Integration	26
4.5	Exchange With Holders of Existing Bridge Debentures	26
4.6	Securities Laws Disclosure; Publicity	28
4.7	Shareholder Rights Plan	28
4.8	Non-Public Information	28
4.9	Use of Proceeds	28
4.10	Reimbursement	29
4.11	Indemnification of Purchasers	29
4.12	Reservation and Listing of Common Stock	30
4.13	Participation in Future Financing	30
4.14	Subsequent Equity Sales	31
4.15	Equal Treatment of Purchasers	32
4.16	Priority of Investment	32
4.17	Reporting Requirements	32
4.18	Accountants	34
4.19	Access to Records	34
4.20	Board of Directors	34
4.21	Maintenance of Property	34
4.22	Litigation	34
4.23	Preservation of Corporate Existence	34
4.24	Brokers	34
4.25	Conversion	35
4.26	Preemptive Right/Right of First Refusal	39
4.27	Notices	40
4.28	Confidentiality of Identification of Holders	40
4.29	Notice of Stop Options	40
4.30	No Interest in Excess of Legal Rate	40
4.31	Injunction of Posting of Bond	40
4.32	Buy-In	40

TABLE OF CONTENTS

ARTICLE V MISCELLANEOUS		41
5.1	Termination	41
5.2	Fees and Expenses	41
5.3	Entire Agreement	41
5.4	Notices	41
5.5	Amendments; Waivers	42
5.6	Headings	42
5.7	Successors and Assigns	42
5.8	No Third-Party Beneficiaries	42
5.9	Governing Law	42
5.10	Survival	43
5.11	Execution	43
5.12	Severability	43
5.13	Rescission and Withdrawal Right	43
5.14	Replacement of Securities	43
5.15	Remedies	43
5.16	Payment Set Aside	44
5.17	Usury	44
5.18	Independent Nature of Purchasers’ Obligations and Rights	44
5.19	Liquidated Damages	45
5.20	Construction	45

DISCLOSURE SCHEDULES

Schedule 3.1(a)—Subsidiaries
Schedule 3.1(g)—Capitalization
Schedule 3.1(h)—Financial Statements
Schedule 3.1(m)—Regulatory Permits
Schedule 3.1(o)—Agreements, Patents, Trademarks and Copyrights
Schedule 3.1(q)—Transactions With Affiliates and Employees
Schedule 3.1(s)—Company Fees
Schedule 3.1(dd)—Company Accountants
Schedule 3.1(ee)—Company Indebtedness
Schedule 3.1(hh)—Manufacturing and Marketing Rights
Schedule 3.1(ii)—Company Employees
Schedule 3.1(kk)—Environmental and Safety Laws
Schedule 3.1(nn)—Accounts Receivable
Schedule 3.1(pp)—ERISA Benefits
Schedule 3.1(qq)—Material Agreements
Schedule 4.9 —Use of Proceeds
Schedule 4.24 -Broker Compensation

EXHIBIT A—9% Secured Debenture
EXHIBIT B—Funds Escrow Agreement
EXHIBIT C—Form of Opinion of Counsel
EXHIBIT D—Security Agreement
EXHIBIT E—Lock Up Agreement
EXHIBIT F—Collateral Agent Agreement
EXHIBIT G—Form of Series A Warrant
EXHIBIT H—Form of Series B Warrant
EXHIBIT I—Form of Exchange Bonus Warrant
EXHIBIT J—Registration Rights Agreement

ANNEX A—Closing Statement
ANNEX B—Confidential Subscriber Questionnaire

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 6, 2006, 2006 among USTelematics, Inc., a Delaware corporation (formerly known as Mobilier, Inc.) (the “Company”), each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”) and each exchanging owner of Bridge Debentures (as defined herein)(each Purchaser and each such exchanging owner, including its successors and assigns a “Holder” and, collectively, the “Holders”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder, the Company desires to (i) issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company and (ii) exchange the outstanding Bridge Debentures for other newly issued securities of the Company, in each case, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Holder agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Stock” shall have the meaning ascribed to such term in Section 4.25(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Bridge Debentures” means the $1,500,000 aggregate principal amount of 10% Secured Debentures due October 14, 2006 of the Company issued on or after April 14, 2006.

“Broker” means Axiom Capital Management, Inc. a registered broker/dealer in good standing with the National Association of Securities Dealers, Inc., with offices at 780 Third Avenue, 43rd Floor, New York, NY 10017, Telephone: (212) 521-3800, Fax: (212) 521-3888; attention: Mark Martino, email: mmartino@axiomcapital.com.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Closing” means the completion of the purchase and sale of the Securities pursuant to Section 2.1, which shall occur on or after the Closing Date.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Collateral Agent Agreement” shall mean the Collateral Agent Agreement in substantially the form of Exhibit F hereto executed and delivered contemporaneously with this Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Alan W. Peryam, LLC, 1120 Lincoln Street, Suite 1000, Denver, CO 80203, Telephone: (303) 866-0900, Fax: (303) 866-0999; email: alan@awperyam.com.

“Conversion Price” means the Exchange Debenture Conversion Price or the Purchased Debenture Conversion Price, as applicable.

“Conversion Rate” means the number of shares of Common Stock for which the applicable Debenture may be converted at any time at the applicable Conversion Price.

“Conversion Right” means the right to convert a Debenture into Common Stock as described in Section 4.25.

“Debentures” means the Purchased Debentures and the Exchange Debentures.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Escrow Agent” shall have the meaning set forth in the Escrow Agreement.

“Escrow Agreement” shall mean the Escrow Agreement dated as of December 6, 2006, by and among the Company, and Wollmuth Maher & Deutsch, LLP, as escrow agent, a copy of which is attached as Exhibit B hereto, together with any amendments agreed upon by the parties thereto.

“Exchange” means the delivery of the Exchange Debentures, Series A Warrants, Series B Warrants and Exchange Bonus Warrants in exchange for the Bridge Debentures as described in Section 4.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Bonus Warrants” means Common Stock purchase warrants to be issued to the holders of the Bridge Debentures in connection with the Exchange. Each Exchange Bonus Warrant will be exercisable for five years from the Closing for one share of Common Stock. Each holder of Bridge Debentures will receive one Exchange Bonus Warrant for each four shares of Common Stock which would be issued at the time of the Exchange, assuming the complete conversion of the Exchange Debenture at the Conversion Price of the Exchange Debentures then in effect ($0.375 per share on the date hereof). The exercise price of the Exchange Bonus Warrants shall be equal to the Exchange Debenture Conversion Price. The Exchange Bonus Warrants shall be in the form and have the terms and provisions set forth in Exhibit I, and shall provide rights and benefits equivalent to the Series A and Series B Warrants.

“Exchange Debenture Conversion Price” means the price at which the principal amount and any accrued unpaid interest on the Exchange Debentures may be converted into Common Stock. The Exchange Debenture Conversion Price shall be, at all times, 75% of the Purchased Debenture Conversion Price.

“Exchange Debentures” means the debentures to be issued in exchange for Bridge Debentures at the Closing which will be identical to and carry the same rights as the Purchased Debentures except that the Conversion Price of the Exchange Debentures shall be, at all times, 75% of the Conversion Price of the Debentures.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan unanimously adopted by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise of or conversion of any Securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a non-affiliated Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities described on the Schedules hereto including compensation payable to the Broker for the transactions described in this Agreement and in connection with the issuance of the Bridge Debentures.

“Fully-Diluted Outstanding Capital Stock” means the sum of (i) the total number of then issued and outstanding shares of Common Stock and all other classes of capital stock of the Company, plus (ii) the total number of shares of all Common Stock and all other classes of capital stock of the Company into which all then issued and outstanding and fully-vested Common Stock Equivalents and other securities convertible, exchangeable or otherwise exercisable into other classes of capital stock of the Company may be converted, exchanged or otherwise exercised.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Government Entity” shall have the meaning ascribed to such term in Section 4.22.

“Holder Party” shall have the meaning ascribed to such term in Section 4.11.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Listing Date” shall have the meaning ascribed to such term in Section 4.12(c).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.13.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.13.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchased Debenture Conversion Price” means the price at which the principal amount and any unpaid interest on the Purchased Debentures may be converted into Common Stock. The initial Purchased Debenture Conversion Price shall be $0.50 per share, subject to adjustment as described in Section 4.25.

“Purchased Debentures” means, the 9% Secured Debentures due December __, 2006, subject to the terms therein, to be issued by the Company to the Purchasers hereunder, in the form of Exhibit A.

“Purchased Securities” means the Purchased Debentures and the Series A Warrants and Series B Warrants being purchased by the Purchasers.

“Records” means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to the Company’s business.

“Registration Rights Agreement” means the Registration Rights Agreement in substantially the form of Exhibit J hereto.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Debentures, the Series A Warrants, the Series B Warrants and the Exchange Bonus Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Amended and Restated Security Agreement, dated the date hereof, among the Company and the Holders, in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement and any other documents and filing required thereunder in order to grant the Holders a first priority security interest in all of the assets of the Company, including all UCC-1 filing receipts.

“Series A Warrants” means the Warrants to purchase Common Stock having the terms, and in the form of Exhibit G attached hereto.

“Series B Warrants” means the Warrants to purchase Common Stock having the terms, and in the form of Exhibit H attached hereto.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Purchased Securities purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.13.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Market” means, as applicable, the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Securities, the Security Agreement, each of the documents attached as Exhibits to this Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Series A Warrants, the Series B Warrants and the Exchange Bonus Warrants.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree to purchase in the aggregate, severally and not jointly, not less than $3,500,000 nor more than $4,500,000 principal amount of the Purchased Debentures, Series A Warrants to purchase not less than 7,000,000 shares nor more than 9,000,000 shares of Common Stock, and Series B Warrants to purchase not less than 3,500,000 shares nor more than 4,500,000 shares of Common Stock. Each Purchaser shall deliver to the Escrow Agent via wire transfer for immediately available funds equal to their Subscription Amount and the Company shall deliver to the Escrow Agent each Purchased Debenture as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Broker, or such other location as the parties shall mutually agree.

2.2	Deliveries.

(a)	On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a legal opinion of Company Counsel, in the form of Exhibit C attached hereto;

(iii)	a Purchased Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of the Purchaser, duly executed by the Company;

(iv)	a Series A Warrant and a Series B Warrant registered in the name of the Purchaser, duly executed by the Company;

(v)	a copy of the Security Agreement duly executed by the Company;

(vi)	a copy of the Escrow Agreement duly executed by the Company;

(vii)	a copy of the Collateral Agent Agreement duly executed by the Company;

(viii)
a copy of duly executed lock-up agreements, in the form of Exhibit E attached hereto, from each officer, director, employee, consultant and advisor of the Company and from each shareholder of the Company owning more than 5% of the issued and outstanding shares of Common Stock (or Common Stock Equivalents on a fully converted basis), who are identified on Schedule 2.2(a); and

(ix)	a copy of the Registration Rights Agreement in the form of Exhibit J attached hereto, duly executed by the Company.

(b)	On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Escrow Agent the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	such Purchaser’s Subscription Amount by wire transfer to the accounts specified in the Escrow Agreement;

(iii)	a copy of the Security Agreement, duly executed by such Purchaser;

(iv)	the Escrow Agreement duly executed by such Purchaser;

(v)	the Collateral Agent Agreement duly executed by such Purchaser; and

(vi)	the Registration Rights Agreement duly executed by such Purchaser;

(vii)	a copy of the Confidential Subscriber Questionnaire completed and duly executed by such Purchaser.

2.3	Closing Conditions.

(a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)	all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)	The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)	there shall have been no event which could, or could reasonably be expected to, result in a Material Adverse Effect with respect to the Company since the date hereof;

(v)
the Company shall have satisfied all obligations owed by it to the holders of outstanding Bridge Debentures, as described in Section 4.13 of the Securities Purchase Agreement among the Company (then known as “Mobilier, Inc.”) and such holders, dated as of April 14, 2006;

(vi)	the Common Stock shall have been registered under Section 12(g) of the Exchange Act and the Company shall be current as of the Closing Date with its reporting obligations under the Exchange Act; and

(vii)
from the date hereof to the Closing Date, there shall not have been a banking moratorium declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Purchased Debentures at the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Holders concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Holder as of the Closing Date.

(a) Subsidiaries. All of the direct subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. With the exception of its obligation to file a Current Report on Form 8-K pursuant to Item 3.02 thereof, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

(f) Issuance of the Securities. The Securities have been duly authorized and, when issued and, in the case of the Purchased Securities, paid for in accordance with the applicable Transaction Documents, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief and other equitable remedies. The shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, when issued in accordance with the terms of the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon conversion of the Debentures and exercise of the Warrants at least equal to the minimum amount required to satisfy such obligations on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). Except for the holders of the outstanding Bridge Debentures, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the issuance of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. A complete list of stockholders of record, with their shareholdings as of the Closing Date, is included in Schedule 3.1(g).

(h) Financial Statements. The financial statements of the Company for the fiscal year ended May 31, 2006 and unaudited statements as of August 31, 2006, are attached hereto as Schedule 3.1(h). Such financial statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries, if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial adjustments.

(i) Material Changes. Since the date of the Company’s most recent financial statements, attached hereto as Schedule 3.1(h), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except as disclosed in Schedule 3.1(i).

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company that could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as listed on Schedule 3.1(m), except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

(o) Intellectual Property.

(i) The term “Intellectual Property Rights” includes:

(1)	the name of the Company, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, “Marks’’);

(2)	all patents, patent applications, and inventions and discoveries that may be patentable (collectively, “Patents’’);

(3)	all copyrights in both published works and published works (collectively, “Copyrights”);

(4)	all rights in mask works (collectively, “Rights in Mask Works’’); and

(5)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets’’); owned, used, or licensed by the Company as licensee or licensor.

(ii) Agreements. Schedule 3.1(o) contains a complete and accurate list and summary description including any royalties paid or received by the Company, of all contracts relating to the Intellectual Property Rights to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $2,500 under which the Company is the licensee. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any such agreement.

(iii) Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or as reflected in the business plan given to the Purchaser. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Rights. Except as set forth in Schedule 3.1(o), all former and current employees of the Company and inventors or creators of the Intellectual Property Rights have executed written contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. Schedule 3.1(o) contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge, there is no potentially interfering patent or patent application of any third party. No Patent is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(v) Trademarks. Schedule 3.1(o) contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests. charges, encumbrances, equities, and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration tiling of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(vi) Copyrights. Schedule 3.1(o) contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within one year after the date of Closing. No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii) Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in Schedule 3.1(q), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company are presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000.

(r) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls which the Company believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences..

(s) Certain Fees. Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Holders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Private Placement. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for (i) the offer and sale of the Purchased Securities by the Company to the Purchasers as contemplated hereby, or (ii) in connection with the Exchange.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than the Holders pursuant to the Registration Rights Agreement.

(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Holders as a result of the Holders and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities or the Holders’ ownership of the Securities.

(x) Disclosure. The Company understands and confirms that the Holders will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Holders regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Holder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y) No Integrated Offering. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 3.2, except for the offering and issuance of $1.5 million of the Bridge Debentures to 15 accredited investors in April 2006, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions.

(z) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(aa) Tax Status.   Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Purchased Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd) Accountants. The Company’s accountants are set forth on Schedule 3.1(dd) of the Disclosure Schedule.

(ee) Indebtedness and Seniority. As of the date hereof, all indebtedness and liens of the Company are as set forth on Schedule 3.1(ee). As of the Closing Date, no indebtedness or other equity of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ff) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(gg) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh) Manufacturing and Marketing Rights. Except as described on Schedule 3.1(hh), the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other Person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

(ii) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. Except as set forth on Schedule 3.1(ii), the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

(jj) Obligations of Management. The Company’s Chief Executive Officer, Howard Leventhal, is currently devoting substantially all of his business time to the conduct of business of the Company. The Company is not aware that Howard Leventhal is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer of key employee is or will be compensated by such enterprise. The Company intends to purchase ‘Key Man” life insurance covering the life of Howard Leventhal with the Company as beneficiary.

(kk) Environmental and Safety Laws. Except as set forth in Schedule 3.1(kk):

(i) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has no basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(ii) There are no pending or, to the knowledge of the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

(iii) The Company has no knowledge of any basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(iv) Neither the Company nor any other Person for whose conduct it is or may be held responsible, had any environmental, health, and safety liabilities with respect to the facilities or, to the knowledge of the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any such other property or assets.

(v) There are no Hazardous Materials present on or in the environment at the facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any other Person for whose conduct it is or may be held responsible, or to the knowledge of the Company, any other Person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

(vi) There has been no release or, to the knowledge of the Company, threat of release, of any Hazardous Materials at or from the facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company, or any other Person.

(vii) The Company has delivered to the Holders true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials in, on, or under the facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

(viii) For the purpose of this Section, Hazardous Material shall mean (i) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable federal, local or stated and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of the hazardous wastes, or other activities involving hazardous substances, including building materials or (b) petroleum products or nuclear materials.

(ix) For the purpose of this Section 3.1(kk), “Environmental Law” shall have the following meaning:

(1)
advising appropriate authorities, employees, and the public intended or actual releases of pollutants or hazardous substances or material, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

(2)	preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment;

(3)	reducing the quantities, preventing the release, or minimizing the hazardous characterics of waste that are generated;

(4)	assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

(5)	protecting resources, species or ecological amenities;

(6)	reducing to acceptable levels the risk inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

(7)	cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or

(8)
making responsible parties pay private parties, or groups of them, for damages done to their health or to the environment, or permitting self appointed representatives of the public interest to recover for injuries done to public assets.

(ll) Accounts Receivable. All accounts receivable of the Company and its Subsidiaries that are reflected on the Company’s balance sheet or interim balance sheet or on the accounting records of the Company and its Subsidiaries as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet or interim balance sheet or on the accounting records of the Company and its Subsidiaries as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the interim balance sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full without any set-off, within ninety days after the day on which it becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any agreement and/or contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.1(nn) contains a complete and accurate list of all Accounts Receivable as of the date of the interim balance sheet, which list sets forth the aging of such Accounts Receivable.

(mm) Inventory. All inventory of the Company and the Subsidiaries, whether or not reflected in the balance sheet or interim balance sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below standard quality, all of which have been written off or written down to net realizable value in the balance sheet or interim balance sheet or on the accounting records of the Company and the Subsidiaries as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on the last in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company and the Subsidiaries.

(nn) Employee Benefits:  Except as set forth on Schedule 3.1(pp), the Company has no plans that are subject to ERISA.   ”ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

(oo) Material Agreements. Schedule 3.1(qq) sets forth all agreements of the Company that would be required to be filed with the Commission as exhibits pursuant to the Exchange Act and that have not been filed as of the date hereof.

(pp) Subsidiary Representations. All of the representations, warranties and disclosure described in Article III of this Agreement are hereby made by the Company with respect to each of the Subsidiaries. All such disclosure is made on the Schedules hereto with respect to the Subsidiaries.

(ss) SEC Filings. The Company’s registration statement on Form 10 for the Common Stock has become effective and continues to be effective. The Company has made all filings (“SEC Filings”) with the SEC that it is required to make under the Securities Act and the Exchange Act. Each of the Company’s SEC Filings complied in all material respects with the Securities Act and the Exchange Act, as applicable, in effect as of their respective dates of filing. None of the Company’s SEC Filings contained, as of their respective dates of filing, or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(tt) Minute Books. The minute books of the Company made available to the Holders contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

3.2 Representations and Warranties of the Holders. Each Holder hereby, for itself and for no other Holder, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. If such Holder is an entity, the entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder. Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Holder’s right to sell the Securities pursuant to the Registration Statement as defined in the Registration Rights Agreement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Holder is acquiring the Securities hereunder in the ordinary course of its business. Such Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Holder Status. At the time such Holder was offered the Securities, it was, and at the date hereof it is, and on the Closing Date and on each date on which it Exchanges any Bridge Debentures it will be, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Holder. Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Holders acknowledge that the Company will be relying on the foregoing representations and warranties in making a determination as to the availability of federal and state securities laws exemptions. The Company acknowledges and agrees that each Holder does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Holder or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Holder under this Agreement.

(b) The Holders agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT, AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE WILL NOT BE, REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES MAY NOT BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2 Key Man Life Insurance. Within 90 days from the Closing the Company will purchase a policy of key man life insurance covering the life of Howard Leventhal in the face amount of at least $5.0 Million, with the Company as beneficiary, and will maintain such insurance in force until the later of: (1) payment of all accrued interest and principal, or conversion in accordance with their terms, of all of the Debentures; or (2) exercise or conversion of all the Warrants.

4.3 Maintenance of SEC Filings. The Company will file all reports and documents with the SEC that it is required to file under the Securities Act and the Exchange Act. Each of the Company’s SEC Filings shall comply in all material respects with the Securities Act and the Exchange Act in effect as of their respective dates of filing. None of the Company’s SEC Filings, as of their respective filing dates, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or the Exchange to the Holders or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Exchange of Existing Bridge Debentures. (a) At or immediately before the Closing, the Company shall complete an Exchange with each holder of the outstanding Bridge Debentures. In the Exchange, each Bridge Debenture holder shall receive, for each $100,000 in principal amount of Bridge Debentures exchanged:

(i)  An Exchange Debenture in the principal amount equal to the original principal amount of the Bridge Debenture held, plus accrued unpaid interest thereon from April 14, 2006 until the Closing;

(ii)  A Series A Warrant to purchase 200,000 shares of Company Common Stock;

(iii)  A Series B Warrant to purchase 100,000 shares of Company Common Stock;

(iv)  An Exchange Bonus Warrant to purchase 50,000 shares of Company Common Stock at the Conversion Price.

(b) In connection with the Exchange, the Company shall deliver or cause to be delivered to each exchanging Bridge Debenture holder the following:

(i)	this Agreement duly executed by the Company;

(ii)	a legal opinion of Company Counsel, in the form of Exhibit C attached hereto;

(iii)
a Exchange Debenture with a principal amount equal to the principal amount of Bridge Debentures exchanged by such Bridge Debenture holder plus accrued unpaid interest thereon from April 14, 2006 until the Closing, registered in the name of the Holder, duly executed by the Company;

(iv)	a Series A Warrant, a Series B Warrant and an Exchange Bonus Warrant registered in the name of the Holder, duly executed by the Company;

(v)	a copy of the Security Agreement duly executed by the Company;

(vi)	a copy of the Escrow Agreement duly executed by the Company;

(vii)	a copy of the Collateral Agent Agreement duly executed by the Company;

(viii)
a copy of duly executed lock-up agreements, in the form of Exhibit E attached hereto, from each officer, director, employee, consultant and advisor of the Company and from each shareholder of the Company owning more than 5% of the issued and outstanding shares of Common Stock (or Common Stock Equivalents on a fully converted basis), who are identified on Schedule 2.2(a); and

(ix)	a copy of the Registration Rights Agreement duly executed by the Company.

(c)  In connection with the Exchange, each exchanging Bridge Debenture holder shall deliver or cause to be delivered to the Escrow Agent, the following:

(i)	this Agreement duly executed by such Holder;

(ii)	such Holder’s Bridge Debenture;

(iii)	a copy of the Security Agreement, duly executed by such Holder;

(iv)	the Escrow Agreement duly executed by such Holder;

(v)	the Collateral Agent Agreement duly executed by such Holder; and

(vi)	the Registration Rights Agreement duly executed by such Holder.

4.6 Securities Laws Disclosure; Publicity. The Company and each Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Holder shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Holder, or without the prior consent of each Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Holder, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holders prior notice of such disclosure permitted under subclause (i) or (ii).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Holder is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Holder could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Holders. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8 Non-Public Information. As long as the Company remains subject to the reporting provisions of the Exchange Act, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Holder shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Holder shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for the purposes set forth on Schedule 4.9 and not to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.10 Reimbursement. If any Holder becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Holder to or with any current stockholder), solely as a result of such Holder’s acquisition of the Securities under this Agreement, the Company will reimburse such Holder for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Holders who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Holders and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Holders and any such Affiliate and any such Person. The Company also agrees that neither the Holders nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.11 Indemnification of Holders. Subject to the provisions of this Section 4.11, the Company will indemnify and hold the Holders and their directors, officers, shareholders, partners, employees and agents (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Holder, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Holder, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Holder’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Holder may have with any such stockholder or any violations by the Holder of state or federal securities laws or any conduct by such Holder which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party. The Company will not be liable to any Holder Party under this Agreement (i) for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Holder Party’s breach of any of the representations, warranties, covenants or agreements made by the Holders in this Agreement or in the other Transaction Documents.

4.12 Reservation and Listing of Common Stock.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) The Company shall sell additional Common Stock to at least that number of purchasers, in a manner which complies with Section 4.4 above, such that the Company shall have no fewer than 50 holders of Common Stock of the Company not later than the earlier of: (i) the date on which the Company takes the steps required by Section 4.12 (c) below, or (ii) the date by which the Company is required to file the first registration statement required under the Registration Rights Agreement.

(c) The Company shall, (i) in the time and manner required by a Trading Market, prepare and file with such Trading Market a listing application covering its Common Stock and take all steps necessary to cause the Common Stock to be approved for listing and actually listed on the Trading Market not later than the effective date of the Registration Statement (as defined in the Registration Rights Agreement) (the “Listing Date), (ii) provide to the Holders evidence of such listing, and (iii) maintain the listing of such Common Stock for at least as long as the Debentures and the Warrants remain outstanding. A failure of the Company to timely meet the requirements of this Section 4.12(c) is referred to as a “Listing Default”.

4.13 Participation in Future Financing.

(a)   From the date hereof until the date that is the 24 month anniversary of the date hereof, upon any financing by the Company or any of its Subsidiaries, involving the issuance of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Holder shall have the right to participate in up to an amount of the Subsequent Financing equal to the Holder’s Pro Rata Portion (as defined below) of 100% of the Subsequent Financing (the “Participation Maximum”).

(b)   At least ten (10) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Holder, and only upon a request by such Holder, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Business Day after such request, deliver a Subsequent Financing Notice to such Holder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)   Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Business Day after all of the Holders have received the Pre-Notice that the Holder is willing to participate in the Subsequent Financing, the amount of the Holder’s participation, and that the Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Holder as of such 5th Business Day, such Holder shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the 5th Business Day after all of the Holders have received the Pre-Notice, notifications by the Holders of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the 5th Business Day after all of the Holders have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Holders.  “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Holder participating under this Section 4.13 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Holders participating under this Section 4.13.

(f)   The Company must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on substantially the same terms as set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice.

(g)   Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

(h)   Each Holder that is entitled to participate in future financings pursuant to Section 4.13 of the Securities Purchase Agreement dated April 14, 2006 (the “Prior Agreement”) relating to the Bridge Debentures agrees that the provisions of this Section 4.13 shall supercede its rights under the Prior Agreement.

4.14 Subsequent Equity Sales. From the date hereof until the earlier of such time as no Holder holds any of the Debentures and all outstanding Debentures have been retired, the Company shall be prohibited from effecting or entering into an agreement to effect any subsequent equity sale involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

4.15 Equal Treatment of Holders. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts that are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended to treat for the Company the Debenture holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.16 Priority of Investment. The Company shall subordinate all outstanding loans and loans from shareholders and other beneficial owners of Common Stock and Common Stock Equivalents to the Debentures.

4.17 Reporting Requirements.

(a) For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall furnish to the Broker and to each Holder promptly after the filing thereof, copies of all reports, if any, which the Company sends to any of its shareholders and copies of all reports and registration statements, if any, which the Company files with the Commission or any Trading Market.

(b) If at any time the Company is no longer subject to the reporting requirements of the Exchange Act or is in default of its obligation to file any quarterly or annual report with the Commission, the Company shall furnish to the Broker and to each Holder that holds at least $100,000 principal amount of Debentures (or any combination of Debentures and shares of Common Stock with a market value of at least $100,000) the following:

(i)  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, audited financial statements of the Company as at the end of such fiscal year and related statements of income and expenses for such fiscal year, all in reasonable detail and in scope to the Holder, prepared in accordance with GAAP, with the opinion of an independent certified public accountant reasonably acceptable to the Holder as evidenced by the prior written consent of the Holder;

(ii)  As soon as available and in any event within forty-five (45) days after the end of the sixth (6th) month of the Company’s fiscal year, reviewed financial statements of the Company as at the end of such six month period and related statements of income and expenses for such period, all in reasonable detail and scope to Holder, prepared in accordance with GAAP, and prepared by an independent certified public accountant reasonably acceptable to the Holder as evidenced by the prior written consent of the Holder;

(iii)  As soon as available and in any event within thirty (30) days after the end of each fiscal quarter, quarterly financial statements prepared by the Company and other information reasonably requested by the Holder;

(iv)  As soon as available and in any event within fifteen (15) days after the end of each month, monthly reports containing information on the Company’s sales and other information reasonably requested by the Holder;

(v)  As soon as available and in any event not less than thirty (30) days prior to the commencement of each fiscal year, a detailed annual budget and strategic plan for the Company’s business for such fiscal year, which shall have been approved by the Company’s Board of Directors;

(vi)  As soon as possible and in any event within five (5) days after the Holders notify the Company of the occurrence of each Event of Default, a statement of an authorized officer of the Company setting forth the nature and period of existence of such Event of Default and the action which the Company has taken and proposes to take with respect thereto;

(vii)  Promptly after the sending or filing thereof, copies of all reports, if any, which the Company sends to any of its shareholders, and copies of all reports and registration statements, if any, which the Company files with the Commission or any Trading Market;

(viii)  Promptly after the filing or receiving thereof, copies of all reports and notices, if any, which the Company files under ERISA, with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Company receives from any of such Persons;

(ix)  Promptly upon determination of the need for the Company to obtain additional financing, all information concerning such determination if, as and when available;

(x)  Information concerning offers or solicitations, and the terms and conditions thereof, for additional equity financing, given to the Holder not less than 30 days prior to the entering into of such financial arrangement; and

(xi)  Such other information respecting the condition or operations, financial or otherwise, of the Company as the Holders may from time to time reasonably request.

4.18 Accountants. The Company shall promptly give the Holder notice of any change in the firm of independent certified public accountants utilized by the Company, provided that any new firm shall be reasonably acceptable to the Holders.

4.19 Access to Records. If at any time the Company is no longer subject to the reporting requirements of the Exchange Act or is in default of its obligation to file any quarterly or annual report with the Commission, the Company shall provide the Broker and to each Holder that holds at least $100,000 principal amount of Debentures (or any combination of Debentures and shares of Common Stock with a market value of at least $100,000) and/or any of its duly authorized representatives, attorneys or accountants access to any and all records at the premises of the Company where such records are kept, such access being afforded without charge, but only upon reasonable request and during normal business hours.

4.20 Board of Directors. If at any time the Company is no longer subject to the reporting requirements of the Exchange Act or is in default of its obligation to file any quarterly or annual report with the Commission, the Company shall have elected and in place a duly elected Board of Directors consisting of at least three directors from and after the Closing Date, provide each Holder that holds at least $250,000 principal amount of Debentures with “observer” status and the right to attend all meetings of the Board of Directors of the Company and to obtain copies of all minutes of meetings of the Board of Directors or any Committee thereof and notices regarding such meetings, as well as copies of all correspondence to members of the Board of Directors, subject to reasonable limitations in order to maintain the attorney-client privilege and confidentiality, including with respect to transactions involving such Holder..

4.21 Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.22 Litigation. The Company shall promptly give the Holders notice in writing of all litigation and of all proceedings before any court, tribunal or Government Entity (as defined below) affecting the Company or any Subsidiary, except litigation proceedings which, if adversely determined, would not have a Material Adverse Effect. A “Government Entity” means the United States of America, any foreign country, any state or province, any political subdivision of a state and any agency or instrumentality of the United States of America or any foreign country or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

4.23 Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company and its Subsidiaries taken as a whole.

4.24 Brokers. The Company agrees to indemnify the Holders against and hold the Holders harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees other than the Broker on account of services purported to have been rendered on behalf of the Company in connection with this Agreement or the transactions contemplated hereby and arising out of the Company’s actions. The Company agrees that it will pay the Broker the fees set forth on Schedule 4.24 hereto.

4.25  Conversion. The holders of the Debentures shall have conversion rights as follows (the “Conversion Rights”):

(a)  Right to Convert. Each Debenture shall be convertible, at the option of the Holder thereof, at any time after Closing into that number of fully-paid, nonassessable shares of Common Stock determined by dividing (i) the amount of the Debenture to be converted plus the amount of any accumulated but unpaid interest, plus any accumulated unpaid penalties or other adjustments as of the Conversion Date by (ii) the applicable Conversion Price. Upon any decrease or increase in the applicable Conversion Price, as described in this Section 4.25, the applicable Conversion Rate shall be appropriately increased or decreased.

(b)  Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Debentures. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. Before any Holder of Debentures shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such Holder shall notify the Company in writing or by Facsimile or electronic communication (the “Conversion Notice”) that the Holder elects to convert one or more Debentures and (i) agree to surrender Debentures, duly endorsed, at the office of the Company or of any transfer agent for the Common Stock when fully paid or converted (ii) notify the Company or its transfer agent that such Debentures have been lost, stolen or destroyed and agrees to execute and deliver to the Company or its transfer agent and agreesatisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debentures, and agree to surrender Debentures, duly endorsed, at the office of the Company or of any transfer agent for the Common Stock when fully paid or converted.

The Company shall, within three (3) business days after receipt of the Conversion Notice, issue and deliver at such office to such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid and a check payable to the Holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale or liquidation of the Company, the conversion may, at the option of any Holder tendering Debentures for conversion, be conditioned upon the closing of such transaction, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such Debentures until immediately prior to the closing of such transaction. In the event that the certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled upon conversion shall not be timely delivered as required in this paragraph, or within one day thereafter, the Company shall pay to each Holder whose certificates were not timely delivered, upon written demand therefore, an amount equal to $100.00 for each $10,000 of principal amount of Debentures for each delay per day beyond the delivery date specified above (as liquidated damages and not as a penalty).

(c)   Delivery of Unlegended Shares. Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Shares held by a Holder have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the Common Shares that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Holder and/or Holder’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Holder) an appropriate instruction and opinion of such counsel, directing the delivery of Common Shares without any legends including the legend set forth in Section 4(i) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Holder and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock received upon conversion, including, without limitation, the prospectus delivery requirements.   A Debenture representing the balance of the Debenture not so converted will be provided by the Company to the Holder if requested by Holder, provided the Holder delivers the original Debenture to the Company. In the event that a Holder elects not to surrender a Debenture for reissuance upon partial payment or conversion, the Holder hereby agrees to indemnify and hold harmless the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Debenture. In the event that Unlegended Shares shall not be timely delivered as required in this paragraph (or within five days thereof), or within one day thereafter, the Company shall pay to each Holder whose certificates were not timely delivered, upon written demand therefore, an amount equal to $100.00 for each $10,000 of principal amount of Debentures for each delay per day beyond the delivery date specified above (as liquidated damages and not as a penalty).

(d)  Favored Nations Provision.   Other than in connection with an Exempt Issuance, if at any time while Debenture or Warrants are outstanding the Company shall offer, issue or agree to issue any Common Shares or securities convertible into or exercisable for Common Shares (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of Holders of 85% of the principal amount of outstanding Debentures for the Debentures, or holders of 85% of the outstanding Warrants proposed to be affected, then the Conversion Price and/or Warrant exercise price shall automatically be adjusted to such other lower issue price.  The Holder is granted the registration rights described in the Registration Rights Agreement in relation to additional Common Shares which are issuable upon conversion of the Debenture and exercise of the Warrants as a result of the reduction in the Conversion Price and Warrant exercise price except that the Filing Date and Effective Date vis-à-vis such additional Common Shares shall be, respectively, the thirtieth (30th) and sixtieth (60th) date after the effective date of the reduction of the Conversion Price and Warrant exercise price.  For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into Common Shares or of any warrant, right or option to purchase Common Shares shall result in the issuance of the additional Common Shares upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of Common Shares upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance.  The rights of the Holder set forth in this 4.25(d) are in addition to any other rights the Holder has pursuant to this Purchase Agreement, the Debentures, any of the Transaction Documents, and any other agreement referred to or entered into in connection herewith.

(e)   Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Debenture in connection with that number of Common Shares which would be in excess of the sum of (i) the number of Common Shares beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Shares issuable in connection with the unconverted portion of the Debenture, and (iii) the number of Common Shares issuable upon the conversion of the Debenture with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the shares of outstanding Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 4.25(e) will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Debentures are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 4.25(e), in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

(f)  Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert the Debenture into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(g)  Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Shares into the same or a different number of securities of any class or classes that may be issued or outstanding, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Shares immediately prior to such reclassification or other change.

(h)  Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the applicable Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the applicable Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(i)  No Impairment. The Company will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.25 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights against impairment.

(j)  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4.25, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of an outstanding Exchange Debenture or Purchased Debenture, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Debentures, including the Debenture held by the requesting Holder.

(k)  Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Purchased Debenture Conversion Price (and the corresponding Exchange Debenture Conversion Price) may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the Holders of 85% of the principal amount of Purchased Debentures and the Exchange Debentures (voting together as a separate class). Any such waiver shall bind all present and future Holders of the Purchased Debentures and the Exchange Debentures.

(l)  Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of the shares of Common Stock on conversion of Debentures pursuant hereto.

(m)  Mandatory Conversion. Upon the election of the Company, given by written notice delivered to all Holders (“Mandatory Conversion Notice”), the outstanding Debentures shall be converted into Common Stock in accordance with this Agreement if (i) the Registration Statement described in the Registration Rights Agreement is effective and available for use by the Holders on the date the Mandatory Conversion Notice is given by the Company, (ii) the closing price of the Common Stock is at least three (3) times the then current Conversion Price for each of the 20 consecutive trading days immediately preceding the date on which the Mandatory Conversion Notices is given by the Company, and (iii) the average daily trading volume for the Common Stock during such 20 consecutive trading day period immediately preceding the date on which the Mandatory Conversion Notice is given exceeded 100,000 shares.

4.26 Preemptive Right/Right of First Refusal.

(a) Notice of Sale. For as long as Debentures are outstanding, if the Company desires to issue and sell shares of its capital stock or rights, options or other securities exercisable for or convertible into shares of its capital stock, then the Company shall first notify each Holder of Debentures of the material terms of such proposed sale (such notice, a “Company Issuance Notice”).

(i) Right of First Refusal. The Company shall then permit each Holder of Debentures to acquire, at the time of the closing of such sale, such number of the shares of capital stock or other securities as would enable such Holder to maintain its percentage of equity ownership (calculated on an as-converted basis, assuming the conversion of all the Debentures) in the Company following such issuance at a level held by it immediately prior to such issuance (assuming conversion of the Debentures held by such Holder). The Holders shall each have twenty (20) days after the delivery of any Company Issuance Notice to elect by notice to the Company to purchase such shares or securities at the price and upon the terms and conditions stated in such notice at the time of the closing of such sale.

(ii) Exceptions. The rights set forth in this Section 4.26 shall not apply to the issuance of shares or grant of options or warrants (including shares issuable upon exercise of such options or warrants) (i) that are an “Exempt Issuance” as defined above, or (ii) that are issued pursuant to acquisitions, mergers, purchases of assets or similar transactions; provided that in each such instance the issuance is approved by the directors of the Company. The rights set forth in this Section 4.26 shall terminate upon completion of a Qualified Public Offering by the Company.

4.27 Notices. Any notice required by the provisions of this Article IV to be given to the Holders of Debentures shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder’s address appearing on the books of the Company.

4.28  Confidentiality of Identification of Holders. The Company shall maintain as confidential the identity of all Holders (except as identification may be required in registrations or other filings required by the Securities Exchange Act of 1934, as amended.)

4.29 Notice of Stop Orders. The Company shall immediately, but not later than within two business days, notify each Holder of the receipt of any Stop Order or similar order of any governmental agency.

4.30  No Interest in Excess of Legal Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

 4.31 Injunction Posting of Bond. In the event a Holder shall elect to convert a Debenture or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Debenture or exercise of all or part of such Warrant shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Holder in the amount of 120% of the outstanding principal and interest of the Debenture, or aggregate purchase price of the Shares and Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment in Holder’s favor.

4.32 Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such shares issuable upon conversion of a Debenture by the Delivery Date, or fails to deliver Unlegended Shares by the Unlegended Share Delivery Date and if after seven (7) business days after the Delivery Date, or the Unlegended Share Delivery Date, as appropriate, the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Holder of the Common Shares which the Holder was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (B) the aggregate principal and/or interest amount of the Debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Debenture principal and/or interest, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

ARTICLE V
MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Holder, as to such Holder’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Holders, by written notice to the other parties, if the Closing and the Exchange have not been consummated on or before December 31, 2006; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. The Company shall deliver, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder. Any Holder may assign any or all of its rights under this Agreement to any Person to whom such Holder assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Holders.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery, and/or Exchange of the Securities, as applicable for the applicable statue of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile signature page were an original thereof.

5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Holders and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Holder pursuant to any Transaction Document or a Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Effectiveness Date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

5.18 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Holders.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

 5.21 Currency. Unless stated otherwise, all references to dollars and the symbol “$” in the Transaction Documents shall mean United States dollars.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

USTELEMATICS, INC.		Address for Notice:

By:		335 Richert Drive Wood Dale, IL 60109 Attn: Howard Leventhal Fax: (312) 896-9235
Name: Howard E. Leventhal Title: Chief Executive Officer, President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR HOLDER FOLLOWS]

HOLDER SIGNATURE PAGES TO USTELEMATICS, INC.
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ____________________________________________________________
Signature of Authorized Signatory of Holder: _____________________________________
Name of Authorized Signatory: ________________________________________________
Title of Authorized Signatory: _________________________________________________
Email Address of Holder:_____________________________________________________

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as above):

Subscription Amount: $_______________

Principal Amount of Bridge Debentures exchanged (if applicable): $ ________________

Investment Funds to be paid to the Escrow Agent shall be delivered by wire transfer to:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
ABA# 021-001-088
Account# 002-600-161
Re: Axiom-Mobilier Escrow/reference # 10-879419
Attention: Corporate Trust and Loan Agency

[SIGNATURE PAGES CONTINUE]